EXHIBIT 4.2


                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                            ARTICLES OF INCORPORATION
              (filed November 30, 1992, as amended March 15, 1995)

1. The name of the proposed corporation is Community Bankshares, Inc.

2. The initial registered office of the corporation is 1820 Columbia Road, N.E., Orangeburg, South Carolina 29115.

               and the initial registered agent at such address is William W. Traynham

3. The corporation is authorized to issue shares of stock as follows: Complete a or b, whichever is applicable:

               a.[x] If the corporation is authorized to issue a single class of shares, the total number of shares authorized is 6,000,000.

               b.[ ] The corporation is authorized to issue  more than one class of shares:

                         Class of Shares       Authorized No. of Each Class

                         _______________       _________________________

                         _______________       _________________________


               The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

                    Common Stock - Shares of this class shall have unlimited voting rights and shall be entitled, together with any other class having such rights, to receive the net assets of the Corporation upon dissolution.

4. The existence of the corporation shall begin when these articles are filed with the Secretary of State unless a delayed date is indicated (See ss.33-1-230(b)) :

5. The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See ss.33-2-102 and the applicable comments thereto; and ss.ss. 35-2-105 and 35-2-221 of the 1976 South Carolina Code):

                    A. Quorum. One-third of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business.

                    B. Mergers, Consolidations, Exchanges, Sales of Assets or Dissolution. With respect to any plan of merger, consolidation or exchange or any plan for the sale of all, or substantially all, the property and assets, with or without the good will, of the Corporation or any resolution to dissolve the Corporation, which plan or resolution shall not have been adopted by the affirmative vote of at least two-thirds

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                    of the full board of directors, such plan or resolution
                    must be approved by the affirmative vote of holders of 80% of the outstanding shares of the Corporation.

                    C. Classified Board of Directors. There shall be not less than nine nor more than 24 directors who shall be divided into three classes, each class to be as nearly equal in number as possible and the election and terms of directors shall be as provided in Sections 33-8-104 and -106 of the South Carolina Business Corporation Act.

                    D. Nomination of Directors. No person shall be eligible to be elected a director of the Corporation at a meeting of shareholders unless that person has been nominated by a shareholder entitled to vote at such meeting by giving written notice of such nomination to the secretary of the Corporation at least thirty days prior to the date of the meeting.

                    E. Removal of Directors. An affirmative vote of 80% of the outstanding shares of the Corporation shall be required to remove any or all of the directors without cause.

                    F. Duty of Directors. When evaluating any proposed plan of merger, consolidation, exchange or sale of all, or substantially all, of the assets of the corporation, the board of directors shall consider the interests of the employees of the Corporation and the community or communities in which the Corporation and its subsidiaries, if any, do business in addition to the interests of the Corporation's shareholders.

                    G. No Preemptive Rights. Shareholders of the Corporation shall not have preemptive rights with respect to shares, options or rights of the Corporation.

                    H. No Cumulative Voting. Cumulative voting with respect to shares of the Corporation shall not be permitted.

                    I.   Amendment  to  Articles  of   Incorporation.   Any
                    amendment  to  the  Articles  of  Incorporation  of the
                    Corporation which amends, alters, repeals or is inconsistent with any of provisions B, C, D, E, F, G or H above, unless such amendment shall have been approved by the affirmative vote of at least two-thirds of the full board of directors, shall not be effective unless it is approved by the affirmative vote of 80% of the outstanding shares of the Corporation.



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6.             The name and address of each incorporator is as follows (only one is required):

Name                        Address                      Signature
--------------------------------------------------------------------------------
William W. Traynham         1820 Columbia Road, N.E.     s/William W. Traynham
                            Orangeburg, SC 29115
--------------------------------------------------------------------------------
E. J. Ayers, Jr.            See above                    s/E. J. Ayers, Jr.
--------------------------------------------------------------------------------
J. Robert Bryant            See above                    s/J. Robert Bryant
--------------------------------------------------------------------------------
Martha Rose C. Carson       See above                    s/Martha Rose C. Carson
--------------------------------------------------------------------------------
J. M. Guthrie               See above                    s/J. M. Guthrie
--------------------------------------------------------------------------------
Hugo S. Sims, Jr.           See above                    s/Hugo S. Sims, Jr.
--------------------------------------------------------------------------------
J. Otto Warren              See above                    s/J. Otto Warren
--------------------------------------------------------------------------------
Kenneth O. Westbury         See above                    s/Kenneth O. Westbury
--------------------------------------------------------------------------------
Michael A. Wolfe            See above                    s/Michael A. Wolfe
--------------------------------------------------------------------------------
Russell S. Wolfe, II        See above                    s/Russell S. Wolfe, II
--------------------------------------------------------------------------------

7. I, Suzanne Hulst Clawson, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements Section 33-2-102 of the 1976 South Carolina Code.


Date November 25, 1992                       s/Suzanne Hulst Clawson
                                               (Signature)

                                             Suzanne Hulst Clawson
                                             P. O. Box 11889
                                             Columbia, South Carolina 29211





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                      BY-LAWS OF COMMUNITY BANKSHARES, INC.
                                    ARTICLE 1
                                     OFFICES


         Section 1. Office. Community Bankshares, Inc. (hereinafter referred to as the "Corporation"), is a South Carolina corporation. The main office of the Corporation shall be located in the City of Orangeburg, County of Orangeburg, and State of South Carolina.

         Section 2. Additional Offices. The Corporation may also have offices and places of business at such other places, within or without the State of South Carolina, as the Board of Directors may from time to time determine.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         Section 1. Time and Place. The annual meeting of the shareholders for the election of directors and all special meetings of shareholders for that or for any other purpose may be held at such time and place within or without the State of South Carolina as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. An annual meeting of shareholders shall be held each year at the time and place set by the Board of Directors. At each annual meeting the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

         Section 3. Notice of Annual Meeting. Written notice of the place, date and hour of the annual meeting shall be given personally or by mail to each shareholder entitled to vote thereat not less than ten (10) nor more than sixty
(60) days prior to the meeting.

         Section 4. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president or the chairman of the Board of Directors or a majority of the directors and shall be called by the president or the secretary at the request in writing of a majority of the directors, or at the request in writing of shareholders owning at least ten per cent (10%) in amount of the shares of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 5. Notice of Special Meeting. Written notice of a special meeting of shareholders stating the place, date and hour of the meeting, the purpose or purposes for which the meeting is called, and by or at whose direction it is being issued shall be given personally or by mail to each shareholder entitled to vote thereat not less than ten (10) nor more than sixty
(60) days prior to the meeting.

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         Section  6.  Quorum.  The  holders  of  one-third  of the shares of the
Corporation issued and outstanding and entitled to vote thereat present in person or represented by proxy shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the shareholders.

         If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

         Section 7. Voting. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the articles of incorporation, each shareholder of record shall be entitled to one vote for every share of stock standing in his name on the books of the Corporation. All elections shall be determined by a plurality vote, and, except as otherwise provided by law or the articles of incorporation, all other matters shall be determined by vote of a majority of the shares present or represented at such meeting and voting on such questions.

         Section 8. Proxies. Every proxy must be executed in writing and dated by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law and the proxy expressly states that it is irrevocable.

         Section 9. Consents. Whenever by any provision of law the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

                                   ARTICLE III
                                    DIRECTORS

         Section 1. Number; Tenure. The number of directors which shall constitute the entire Board of Directors shall be not less than nine nor more than twenty-four. Directors' terms shall be staggered by dividing the total number of directors into three groups with each group to be as nearly equal in number as possible. Initially, one group will be elected for one year, one group will be elected for two years, and one group will be elected for three years. Thereafter, each group will be elected for three years. The election and terms of directors are authorized by Section 33-8-106 of the South Carolina Business Corporation Act. Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3 of this Article III, and each director shall be elected to serve until his successor has been elected and has qualified.

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         Section 2. Resignation;  Removal.  Any director may resign at any time.
The shareholders entitled to vote for the election of directors may remove a director, with or without cause; provided, however, an affirmative vote of 80% of the outstanding shares of the Corporation shall be required to remove any or all of the directors without cause.

         Section 3. Vacancies. If any vacancies occur in the Board of Directors by reason of the death, resignation, retirement, disqualification or removal from office of any director, the remaining directors, although less than a quorum, may by majority vote choose a successor or successors, and the directors so chosen shall hold office until the next annual meeting of the shareholders and until their successors shall be duly elected and qualified, unless sooner displaced; provided, however, that if in the event of any such vacancy the directors remaining in office shall be unable, by majority vote, to fill such vacancy within thirty (30) days of the occurrence thereof, the president or the secretary may call a special meeting of the shareholders at which such vacancy shall be filled. The board of directors may increase or decrease by not more than thirty percent the number of directors last approved by the shareholders, so long as any such increase in the number of directors does not increase the number of directors above the maximum number of directors provided for under
Article III, Section 1 above, and any such decrease does not decrease the number of directors below the minimum provided for under Article III, Section 1 above. Any vacancy on the board of directors created by the increase in the number of directors may be filled by a majority vote of the board of directors or by the shareholders. Any director elected to fill a vacancy created by an increase in the number of directors shall serve until the next annual meeting of shareholders.

                                   ARTICLE IV
                              MEETINGS OF THE BOARD

         Section 1. Place. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of South Carolina.

         Section 2. First Meeting. A first meeting of the Board of Directors shall be held immediately following each annual meeting of shareholders at which such directors are elected, and no notice of such meeting to the directors shall be necessary in order to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time , the meeting may be held at the time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a duly executed waiver of notice thereof.

         Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the Board of Directors, if any, or by the president on two days notice to each director, either

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personally  or by  telephone,  facsimile,  courier,  mail or other legal method.
Special meetings shall be called by the chairman, president or secretary in like manner and on like notice at the written request of 25% or more of the directors.

         Section 5. Quorum. At all meetings of the Board of Directors, a majority of the directors then in office shall be necessary to and constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote if a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present. Notice of any such adjournment shall be given to any directors who were not present and, unless announced at the meeting, to the other directors.

         Section 6. Compensation. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors a fixed fee and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board (or of any committee of the board), provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                    ARTICLE V
                                     NOTICES

         Section 1. Form; Delivery. Except as otherwise provided in these Bylaws, notices to directors and shareholders shall be in writing and may be delivered personally or by mail, courier or telegram. Notice by mail shall be deemed to be given at the time when deposited in the post office or a letter box, in a post-paid sealed wrapper, and addressed to the directors or the shareholders at their addresses appearing on the records of the Corporation.

         Section 2. Waiver. Whenever a notice is required to be given by any statute, the articles of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. ln addition, any shareholder attending a meeting of shareholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice shall be conclusively deemed to have waived notice of such meeting.

                                   ARTICLE VI
                                    OFFICERS

         Section  1.  Executive   Officers.   The  executive   officers  of  the
Corporation shall be the chairman of the board of directors, and a president, secretary, treasurer and such assistant officers or vice presidents as may

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from time to time be appointed by the Board.  The board will  designate  whether the chairman or the president will serve as the chief executive officer.

         Section 2. Authority and duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided by these by-laws, or, to the extent not so provided, by the Board of Directors.

         Section 3. Term of Office; Removal. All officers shall be elected by the Board of Directors and shall hold office for such term as may be prescribed by the Board. Any officer elected or appointed by the Board may be removed with or without cause at any time by the Board.

         Section 4. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors and the compensation of agents shall either be so fixed or shall be fixed by officers thereunto duly authorized.

         Section 5. Vacancies. If an office becomes vacant for any reason, the Board of Directors shall fill such vacancy. Any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired unless re-elected or reappointed by the Board.

                                   ARTICLE VII
                               SHARE CERTIFICATES

         Section 1. Form; Signature. The certificates for shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of shares, and shall be signed by the president or a vice-president and the secretary or an assistant secretary, and shall bear the seal of the Corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, the signature of any such officer may be a facsimile signature. In case any officer who signed or whose facsimile signature or signatures were placed on any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         Section 2. Lost Certificates. The Board of Directors may direct a new share certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the compliance with notice, affidavit and bond requirements of
S. C. Code Section 36- 8-405, unless compliance with such requirements shall have been waived for good cause by the Board.

         Section 3. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

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         Section 4.  Registered  Shareholders.  Except as otherwise  provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions, and to vote as such owner, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

         Section 5. Record date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than seventy (70) days before the date of any such meeting or other action requiring a determination of shareholders.

         In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as shareholders for the related purpose, notwithstanding any registration of transfer of shares on the books of the Corporation after any such record date so fixed.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         Section 1. Instruments Under Seal. All deeds, bonds, mortgages, contracts, and other instruments requiring a seal may be signed in the name of the Corporation by the president or by any other officer authorized to sign such instrument by the Board of Directors.

         Section 2. Checks, etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 3. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each calendar year, unless a different fiscal year shall be fixed by resolution of the Board of Directors.

         Section 5. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as is determined by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. Such seal may be used in the discretion of the officers and directors, and no document, contract or act of the Corporation shall be invalid because it has not been sealed.


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                                   ARTICLE IX
                                   AMENDMENTS

         Section 1. Power to Amend. The Board of Directors shall have power to amend, repeal or adopt by-laws at any regular or special meeting of the Board, with the exception of any by-law adopted by the shareholders that expressly provides that the Board may not adopt, amend or repeal that bylaw or any bylaw on that subject. Any by-law adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors. Neither the directors nor the shareholders shall, however, have the power to adopt, amend or repeal any by-law if such adoption, amendment or repeal would cause the Corporation's by-laws to be inconsistent with the Corporation's articles of incorporation.

         Section 2. Amendment Affecting Election of Directors; Notice. If any by-law is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made. Any notice of meeting of directors or shareholders at which by-laws are to be adopted, amended or repealed shall include notice of such proposed action.


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